Exhibit 10.31

AMENDMENT NO. 2010-1 TO

OMNIBUS AGREEMENT

This AMENDMENT NO. 2010-1, dated as of February 22, 2010 and effective January 1, 2010 (this “Amendment”), to the Omnibus Agreement, dated as of February 8, 2002, and amended previously by Amendment No. 2006-1, Amendment No. 2007-1, Amendment No. 2008-1, and Amendment No, 2009-1 (as amended, the “Omnibus Agreement”) by is adopted, executed and agreed to by Sunoco, Inc., Sunoco, Inc. (R&M), Sun Pipe Line Company of Delaware LLC, Atlantic Petroleum Corporation, Sunoco Pipeline L.P., Sunoco Logistics Partners L.P., Sunoco Logistics Partners Operations L.P., and Sunoco Partners LLC (each a “Party” and, collectively, the “Parties”).

Recitals

WHEREAS, except as otherwise provided herein, capitalized terms used herein have the meanings assigned to them in the Omnibus Agreement; and

WHEREAS, the Parties desire to amend the Omnibus Agreement to provide for the payment of a one-year fixed Administrative Fee for the 2010 calendar year.

NOW, THEREFORE, in consideration of the premises, and each intending to be legally bound, the Parties do hereby agree as follows:

SECTION 1. Amendment to Section 4.1. Section 4.1 of the Omnibus Agreement is amended to add a new subsection (d), as follows:

“(d) Effective January 1, 2010, and for a period of one year thereafter, the Administrative Fee paid by the Partnership to the General Partner will be Five Million Three Hundred Fifty Three Thousand Dollars ($5,353,000) per year. This Administrative Fee for the 2010 calendar year will be a fixed fee, and will not be subject to any increase by Sunoco, whether to reflect changes in the Consumer Price Index, or otherwise; provided, however, that the General Partner, with the approval and consent of its Conflicts Committee, may agree on behalf of the Partnership to increase such Administrative Fee in connection with expansions of the operations of the Partnership Group through the acquisition or construction of new assets or businesses.”

SECTION 2. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania.

SECTION 3. Counterparts. This Amendment may be executed in any number of counterparts and by the different Members in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

[COUNTERPART SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first set forth above.

SUNOCO, INC.

By:	/s/ Brian P. MacDonald
Name: Brian P. MacDonald
Title: Senior Vice President & Chief Financial Officer

SUNOCO, INC. (R&M)

By:	/s/ Brian P. MacDonald
Name: Brian P. MacDonald
Title: Senior Vice President & Chief Financial Officer

ATLANTIC PETROLEUM CORPORATION

By:	/s/ Peter J. Gvazdauskas
Name: Peter J. Gvazdauskas
Title: President

SUN PIPE LINE COMPANY OF DELAWARE LLC
(as successor to Sun Pipe Line Company of Delaware)

By:	/s/ Deborah M. Fretz
Name: Deborah M. Fretz
Title: President

{Signature Page to Amendment No. 2010-1 to Omnibus Agreement}

SUNOCO PIPELINE L.P.
(as successor to Sunoco Texas Pipeline Company and Sun Pipeline Services (Out) LLC)
By:	Sunoco Logistics Partners Operations GP LLC,
its general partner

By:	/s/ Deborah M. Fretz
Name: Deborah M. Fretz
Title: President

SUNOCO PARTNERS LLC

By:	/s/ Deborah M. Fretz
Name: Deborah M. Fretz
Title: President and Chief Executive Officer

SUNOCO LOGISTICS PARTNERS L.P.
By:	SUNOCO PARTNERS LLC,
its General Partner

By:	/s/ Deborah M. Fretz
Name: Deborah M. Fretz
Title: President and Chief Executive Officer

SUNOCO LOGISTICS PARTNERS OPERATIONS L.P.
BY:	Sunoco Logistics Partners GP LLC,
its general partner

By:	/s/ Deborah M. Fretz
Name: Deborah M. Fretz
Title: President

{Signature Page to Amendment No. 2010-1 to Omnibus Agreement}